UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
BRAZIL FAST FOOD CORP.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
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BRAZIL FAST FOOD CORP.
Rua Voluntários da Pátria, 89, 9o. andar — Botafogo
CEP 22.270-010
Rio de Janeiro, Brazil
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 30, 2011
Dear Stockholders:
     On Thursday, June 30, 2011, Brazil Fast Food Corp. (the “Company”, “we”, “us”, or “our”) will hold its Annual Meeting of Stockholders (the “Annual Meeting”) at Rua Voluntários da Pátria, 89, 9o. andar — Botafogo, CEP 22.270-010, Rio de Janeiro, Brazil. The meeting will begin at 9:00 a.m. local time. Only persons that own shares of our common stock (the “Common Stock”) at the close of business on May 16, 2011 can vote at this meeting or any adjournment or postponement thereof.
     At the meeting we plan to:
(1)	elect five directors to serve for the ensuing year, in each case, or until his successor is duly elected and qualified; and

(2)	transact any other business as may properly come before the meeting or any adjournments or postponements thereof.
     The Board of Directors is not aware of any other proposals for the Annual Meeting.
     The Board of Directors recommends that you vote in favor of each of the director-nominees identified in the proxy statement. Whether or not you plan to attend the meeting, please sign and date the enclosed proxy card, which is solicited by your Board of Directors, and promptly return it in the pre-addressed envelope provided for that purpose. You may revoke your proxy at any time before the meeting by giving written notice to such effect, by submitting a subsequently dated proxy, or by attending the meeting and voting in person.
Brazil Fast Food Corp.
/s/ GUSTAVO ALBERO VILLELA FILHO
Secretary
Rio de Janeiro, Brazil
June 9, 2011
IMPORTANT NOTICE
REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 30, 2011
The accompanying proxy statement and the 2010 Annual Report on Form 10-K and Form 10-K/A are available at
http://www.proxyvote.com

YOUR VOTE IS IMPORTANT
PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND IN PERSON.

BRAZIL FAST FOOD CORP.
Rua Voluntários da Pátria, 89, 9º andar — Botafogo
CEP 22.270-010
Rio de Janeiro, Brazil

PROXY STATEMENT

INFORMATION ABOUT THE MEETING
     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Brazil Fast Food Corp. for the Annual Meeting of Stockholders to be held on Thursday, June 30, 2011, at 9:00 a.m. local time at Rua Voluntários da Pátria, 89, 9o. andar - Botafogo, CEP 22.270-010, Rio de Janeiro, Brazil.
     Unless otherwise specified, all references in this proxy statement to “R$” are to the Brazilian reals, the currency of Brazil, and references to “$” are to United States dollars. On May 16, 2011, one real equaled $0.60 United States dollars.
QUESTIONS AND ANSWERS ABOUT THE MEETING

Q.	Who Is Soliciting My Vote?

A.
This proxy solicitation is being made and paid for by Brazil Fast Food Corp. Proxies are being solicited by mail, and all expenses of preparing and soliciting such proxies will be paid by us. We have also arranged for reimbursement of brokerage houses, nominees, custodians, and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record.

Q.	When Was This Proxy Statement Mailed To Stockholders?

A.	This proxy statement and the accompanying proxy were first mailed to stockholders on or about June 9, 2011.

Q.	Who May Attend The Meeting And Vote?

A.
All persons who held shares of our Common Stock, par value $.0001 per share, as of 5:00pm Eastern time on May 16, 2011 (the “Record Date”) may attend the meeting and vote. The total number of shares of our Common Stock as of the close of business on the Record Date was 8,427,927. If your shares are held through a broker and you would like to attend the meeting, please bring a copy of your brokerage account statement or an omnibus proxy (which can be obtained from your broker), along with a valid government-issued photo identification and you will be permitted to attend the meeting.

Q.	On What Issues Am I Voting?

A.	You will be voting on the election of five nominees to serve on our Board of Directors for the ensuing year, in each case, or until his successor is duly elected and qualified.

Q.	For Whom Does The Board Of Directors Recommend I Cast My Vote?

A.	The Board of Directors recommends a vote of “FOR” the election of each of the director nominees.

Q.	What If Unanticipated Business Arises At The Meeting?

A.
In the event that any other matter should come before the meeting, or any nominee should not be available for election, the persons named as proxy will have authority to vote your proxies; unless marked to the contrary, in their discretion as they deem advisable.

Q.	How Do I Vote?

A.
Sign and date your proxy card and return it in the prepaid envelope. If you return your signed proxy card but do not mark the box showing how you wish to vote, your shares will be voted “FOR” the election of each of the nominee directors.

Q.	What If My Shares Are Held Through A Bank Or Broker?

A.	Stockholders who hold their shares through a bank or broker may also be able to vote via the Internet if this option is offered by their bank or broker.

Q.	May I Revoke My Proxy?

A.
Any stockholder may revoke his or her proxy, whether (s)he votes by mail or via the Internet, if available, at any time before the meeting: (1) by written notice received by us at our address as set forth above to the attention of our corporate Secretary, or (2) by delivery of a subsequently dated proxy, or (3) by attending the meeting and voting in person (although mere attendance at the meeting will not revoke your proxy).

Q.	Who Will Count The Votes?

A.
Representatives of Broadridge Investor Communications Services will count the votes cast by proxy before the meeting. At the meeting, the Board of Directors will appoint two inspectors of elections (the “Inspectors of Elections”) who will count votes cast at the meeting, in person or by proxy. The Inspectors of Elections will also perform the final voting tabulation.

Q.	Is My Vote Confidential?

A.
Proxy cards, ballots, and voting tabulations that identify individual stockholders are mailed or returned directly to the communication services company and are handled in a manner that protects your voting privacy. Your vote will not be disclosed except as needed to permit the communication services company and Inspectors of Elections to tabulate and certify the vote and as required by law.

Q.	How Many Shares Can Vote?

A.
Only persons who owned shares of our common stock as of the Record Date can vote at the annual meeting. The total number of our shares outstanding as of May 16, 2011 was 8,427,927. A list of persons entitled to vote at the meeting will be available for inspection by any stockholder at our offices located at: Rua Voluntários da Pátria, 89, 9o. andar — Botafogo, CEP 22.270-010, Rio de Janeiro, Brazil, for a period of ten days prior to the meeting and will also be available at the meeting itself.

Q.	What Is A Quorum?

A.
A majority of our Common Stock outstanding and entitled to vote on May 16, 2011 constitutes a quorum and must be present at the meeting, in person or by proxy, for the meeting to be held for the transaction of business. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum. Broker non-votes are abstentions by brokers who have proxies that do not have specific voting instructions from the beneficial owners of the shares they hold. Broker non-votes will be counted as part of the quorum. In the event that there are not sufficient votes for a quorum to approve or ratify any proposal at the time of our annual meeting, the annual meeting may be adjourned in order to permit the further solicitation of proxies.

Q.	What Vote is Required for the Election of Directors?

A.	Directors will be elected by a plurality of the votes cast at the meeting. Withheld votes and broker non-votes will have no effect on the election of directors.

Q.	How Will Voting On Any Other Business Be Conducted?

A.
We do not now know of any other business to be considered at the meeting other than the proposal described in this proxy statement. If any other business is presented at the annual meeting, your signed proxy card gives authority to Guillermo Héctor Pisano, our Chairman, and Gustavo Alberto Villela Filho, our Secretary and one of our directors, to vote on such matters in their discretion.

Q.	When Are Stockholder Proposals For The 2012 Annual Meeting Due?

A.
All stockholder proposals to be considered for inclusion in the proxy materials for our 2012 Annual Meeting must be submitted in writing to Gustavo Alberto Villela Filho, our corporate Secretary, at Rua Voluntários da Pátria, 89, 9o. andar — Botafogo, CEP 22.270-010, Rio de Janeiro, Brazil by February 10, 2012. Such proposals should be sent by certified or regular mail.

We must receive notice of any stockholder proposal to be submitted at the 2012 Annual Meeting of Stockholders (but not required to be included in our proxy statement) by February 10, 2012, or such proposal will be considered untimely pursuant to Rule 14a-4 and 14a-5(e) under the Securities Exchange Act of 1934, as amended, and the persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

BIOGRAPHICAL INFORMATION REGARDING DIRECTORS/ NOMINEES
AND EXECUTIVE OFFICERS
Directors
     The following sets forth biographical information regarding the five members of our Board of Directors as of May l6, 2011 whom are nominees for election as a director of our Company at the annual meeting.

Name	Age
Guillermo Héctor Pisano	72
Gilberto Tomazoni	52
Gustavo Alberto Villela Filho	64
Marcos Rocha	47
Marcos Gouvêa de Souza	63
     Guillermo Héctor Pisano has served as one of our directors since 2002. Mr. Pisano was Vice President of UAP do Brasil, the French Insurance Company’s Brazilian Agency, from 1988 to 1996, Chief Financial Officer of RACIMEC, a Brazilian Industrial Computer society, from 1983 to 1988, and Chief Executive Officer of CGA do Brasil, an Automatism French Manufacturer, from 1978 to 1982. Mr. Pisano also held a variety of positions from 1965 to 1978 with Thomson CSF, which is a French communications and radar manufacturer, in Argentina and in Brazil where he was the Chief Financial Officer. Mr. Pisano is an Electronic Engineer and he has a degree from the National University of Buenos Aires, and he also holds a degree in Administration and Financial Management from Thomson CSF School of Business with further specialization in Industrial and Institutional Organization.
     Mr. Pisano’s many years of service on our board of directors and his service in varied executive positions with significant international companies allow him to provide valuable business, leadership and management advice to the board of directors.
     Gilberto Tomazoni has been invited to cooperate as a special member in the BFFC Board in October 2009 and was elected director in 2010. He has developed a long and outstanding professional career in SADIA, one of the most important industries in the Brazilian food markets. Beginning in 1983 as a design engineer, he became Sadia’s CEO from 2005 to 2009. In 2009 he joined the Bunge Group , another important international company in agribusiness and Brazilian food markets, as Foods and Ingredients Vice President. Tomazoni is a Mechanical Engineer from the Federal University of Santa Catarina and he has a degree in Management Development from the West University of SC. He also assisted with several courses in Brazilian institutions and Total Quality Management course in Japan. He is and has been a member of the board of different companies, such as Excelsior Alimentos (Chairman), KS (a joint venture between Kraft and Sadia), Concórdia Russia (joint venture with Miratory creating a new plant in Kaliningrado), Sadia Chile, Sadia GMBH (holding for international investments) and the Chamber of Commerce and Industry Tourism Brazil Russia. Tomazoni was the CEO in Sadia Argentina and in Sadia International and he is a member of the International Advisory Council of the Fundação Dom Cabral, a Brazilian institution devoted to Superior Educational Degrees. He is also a Superior Strategic Board Member of the Santa Catarina Industrial Federation.
     Mr. Tomazoni’s familiarity with the Brazilian food markets, his long executive career and service on the boards of directors of major international companies allow him to bring key industry expertise to our board of directors.
     Gustavo Alberto Villela Filho has served as one of our directors since 2007. Mr. Villela Filho is an associate of Villela e Kraemer Advogados, a Brazilian law firm. From 1978 to 1982, he held a variety of positions with COBEC, a Brazilian trading company, controlled by Banco do Brasil S.A., including serving as Chief Operational Officer and Chief Officer of Raw Materials and Manufactured Products. Mr. Villela Filho received a Bachelor degree in Law from the Rio de Janeiro State University, a Masters Degree in Comparative Law from the Illinois University and a degree in Business Law from CEPED — Center of Studies and Research in Law Teaching, a group of institutions formed by UEG, USAID, Fundação Ford and Fundação Getúlio Vargas.

     Mr. Villela Filho’s past positions as a Chief Operating Officer of COBEC, as well as his many years of experience practicing law, allow him to provide valuable insight to the board of directors, particularly as it relates to legal and operational matters.
     Marcos Rocha has served as one of our directors since September 2009 and is the Financial, Investor Relations and Information Technology Officer of the Group GLOBEX UTILIDADES (Ponto Frio), the second major retail Brazilian company specializing in household electric and electronic appliances. He is also a member of the Board of the Investcred Unibanco S.A., an investment institution, and of several other retail companies. In the past Mr. Rocha occupied several financial positions as officer in Shell Brasil, Cyanamid Química do Brasil, Brazil Fast Food Corp., Sony Music Entertainment, Global Telecom, Horizon Telecom International and Sendas (one of the major Brazilian supermarkets). Mr. Rocha has a degree in electronic engineering from the IME (Military School of Engineers) an MBA in Business Administration and an MBA in Business Management from the SDE/IBEMEC. Marcos Rocha is a member of the NGO “Operação Sorriso do Brasil,” a member of the IBEF (Brazilian Institute of Financial Officers), and a member of the American Chamber of Commerce of Rio de Janeiro.
     Mr. Rocha’s extensive financial experience with major companies and his service on the boards of an investment institution and retail companies gives him a deep understanding of the financial and investment matters of a public company.
     Marcos Gouvêa de Souza has served as one of our directors since September 2009 and is the Associate Manager of GS&D, a Brazilian consulting company specializing in retail markets and consumer means and habits. For 18 years, he was an officer of several companies, including Lojas Arapuâ, Sears and Dillard’s. For eight years he has been a professor in the ESPM (Superior School of Publicity and Marketing) and in the Fundação Getulio Vargas São Paulo, School of Business Administration. Marcos Gouvêa is the author of several books, studies and publications on retail markets, franchise administration and brands, economic and marketing scenarios. He has been awarded several prizes and distinctions, such as the “Jabuti Award” in 1994 and the Caboré Marketing Prize in 1988. Mr. de Souza has a degree from the São Paulo Business School (Getulio Vargas University) and from the ESPM and an MBA in Business Administration from FGV University. He was also a member of the board in different Brazilian associations, including the Brazilian Franchise Association, the Retail development Institute of São Paulo and the Ebeltoft Group
     Mr. Gouvêa’s many years of service in officer positions with major public companies and his unique understanding of marketing and branding allow him to provide important expertise to the board of directors, particular as it relates to consumer behavior, marketing and sales.
Board Independence
     The Board has determined that the following directors who are nominees for election as a director of our Company are independent pursuant to Nasdaq Rule 5605 (even though the Company’s securities are not traded on the Nasdaq market): Guillermo Héctor Pisano, Gilberto Tomazoni, Gustavo Alberto Villela Filho, Marcos Rocha and Marcos Gouvêa de Souza.

Executive Officers
     We provide below biographical information for each of our executive officers who is not a nominee for director.
     Ricardo Figueiredo Bomeny, age 42, has been our Chief Executive Officer since January 2003 and our Chief Financial Officer since 2002. Prior to that date and since 1991, Mr. Bomeny held several positions with our Company, including acting as our Chief Operating Officer. Mr. Bomeny has also worked for other companies in the fast food industry that operate in Brazil. Mr. Bomeny holds a degree in Business Administration from Candido Mendes University, Rio de Janeiro, a MBA in Corporate Finance from IBMEC, Rio de Janeiro, a MBA in Retail Trade from IBMEC, Rio de Janeiro and a post-graduate Certificate in Marketing from PUC University, Rio de Janeiro.

PROPOSAL 1
ELECTION OF DIRECTORS
     Currently, our Board of Directors is composed of seven directors. On May 18, 2011, the Board of Directors passed a resolution reducing the number of directors from seven to five, effective as of the date of the 2011 annual meeting of stockholders, and designated the following five persons named below as nominees for the election as directors, for a term expiring at the 2012 annual meeting of stockholders.
Nominees For Director
Guillermo Héctor Pisano
Gilberto Tomazoni
Gustavo Alberto Villela Filho
Marcos Rocha
Marcos Gouvêa de Souza
     The holders of outstanding shares of our common stock are requested to vote only with respect to the five nominees for director at the annual meeting and no more. The affirmative vote of a plurality of the votes cast by holders of outstanding shares of our common stock is required for the approval of the election of the directors. You may vote in favor of all the nominees or you may withhold your vote from any or all of the nominees. Brokers that do not receive instructions are not entitled to vote those shares with respect to the election of directors. Votes that are withheld with respect to this matter and broker non-votes will be excluded entirely from the vote and will have no effect, other than for purposes of determining a presence of the quorum.
     The Board of Directors unanimously recommends a vote “FOR” the election of each of the nominees for director named above. Proxies executed and returned will be so voted unless contrary instructions are indicated thereon.
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS
     The Board of Directors develops our business strategy, establishes our overall policies and standards, and reviews the performance of management in executing our business strategy and implementing our policies and standards. We keep directors informed of our operations at meetings and through reports and analyses presented to the Board of Directors and committees of the board. Significant communications between the directors and management also occur apart from meetings of the Board of Directors and committees of the board.
     The Board of Directors has no policy regarding the need to separate or combine the offices of Chairman of the Board and Chief Executive Officer and instead the Board of Directors remains free to make this determination from time to time in a manner that seems most appropriate for the Company. Currently, the Company does not combine the positions of Chief Executive Officer and Chairman of the Board of Directors. Our Chairman of the Board is Guillermo Pisano. Mr. Pisano has no responsibilities as a principal executive officer with our Company.
     Currently, the Company has not designated a lead independent director and executive sessions of the Board of Directors are presided over by the Chairman of the Board having authority over the subject matter discussed at the executive session, as appropriate. We believe this leadership structure is appropriate based on the Company’s size and characteristics and its commitment to a strong, independent Board of Directors, exemplified by five out of five of its directors qualifying as an independent director.

Role of the Board of Directors; Risk Management
     Our Board of Directors plays an active role in overseeing management and representing the interests of stockholders. Management, which is responsible for day-to-day risk management, conducts a risk assessment of our business annually. The risk assessment process is global in nature and has been developed to identify and assess our risks, including the nature of the risk, as well as to identify steps to mitigate and manage each risk. Oversight responsibility for each risk is allocated among the full Board of Directors and its committees, and specific Board of Directors and committee agendas are developed accordingly.
Board Committees and Meetings
     The Board of Directors held six meetings during the year ended December 31, 2010, and each of our directors attended all of those meetings. The Board of Directors encourages, but does not require, its directors to attend the Company’s annual meeting. The Board of Directors has two standing committees, the Audit Committee and the Compensation Committee. The Board of Directors does not have a standing nominating committee. The Board of Directors believes that questions regarding the nomination of directors are better addressed by the Board of Directors as a whole. The Board of Directors leads the search for and evaluates qualified candidates or nominees for the Board of Directors to be proposed for election by the shareholders and individuals to be considered by the Board of Directors to fill vacancies. Our Board of Directors also accepts internal recommendations for qualified candidates or nominees from members of the Board as well as recommendations from shareholders. There are no differences in the manner in which the Board of Directors evaluates nominees for director based on whether the recommendation was internal or external. The Board of Directors considers a variety of factors in its selection of director nominees. Such factors include, but are not limited to, prior service on our Board of Directors and other company boards; prior training; prior relevant work experience; the extent to which a nominee possesses such skill or knowledge that render him or her critical to managing the affairs of the Company; and the diversity of such skills, knowledge or perspective, to the extent these characteristics will allow the candidate to make a significant contribution to the success of our business.
     Audit Committee. The Audit Committee of our Board of Directors is charged with the review of the activities of our independent auditors, including, but not limited to, establishing our audit policies, selecting our independent auditors and overseeing the engagement of our independent auditors. The Audit Committee is comprised of Mr. Pisano, Mr. Montanini and Mr. Rocha with Mr. Montanini as the Chairman. The Board has also confirmed Mr. Montanini as the qualified “audit committee financial expert” as defined by the rules promulgated by the Securities and Exchange Commission (the “SEC”). The Audit Committee held three meetings during the year ended December 31, 2010 with all of its members in attendance.
     We are not a “listed company” under SEC rules and therefore our Audit Committee is not required to be made up of independent directors, nor are we required to have an audit committee charter. We also are not required to have an “audit committee financial expert” on our Audit Committee. Our Board of Directors has determined that each of the members of our Audit Committee is able to read and understand fundamental financial statements and has substantial business experience that results in that members’ financial sophistication. Accordingly, our Board of Directors believes that each of the members of the Audit Committee has the sufficient knowledge and experience necessary to fulfill the duties and obligation that a member of an audit committee should have.
     Compensation Committee. The Compensation Committee of our Board of Directors is charged with reviewing and recommending to our Board of Directors compensation programs for our executive officers and key employees. The Compensation Committee has been composed of Mr. Marcos Gouvêa de Souza, Mr. Gustavo A. Villela Filho and Mr. Guillermo Pisano since June, 29, 2010 and held one meeting during the year ended December 31, 2010, with all of its members in attendance.
Stockholders’ Agreements
     On May 15, 2002, we entered into a stockholders agreement (the “2002 Stockholders’ Agreement”) with Big Burger Ltda. and CCC Empreendimentos e Participações Ltda. (the “Investors”) and certain of our stockholders and directors, namely Jose Ricardo Bousquet Bomeny, Omar Carneiro da Cunha, Seaview Venture Group, Peter J. F. van Voorst Vader and Shampi Investments A.E.C., as a condition to the closing of a stock purchase agreement with the Investors, pursuant to which they purchased 3,700,000 shares of our Common Stock.
     Pursuant to the terms of the 2002 Stockholders’ Agreement, each of the parties to that agreement agreed, among other things, to vote its respective shares of our Common Stock to elect as directors one designee of Omar Carneiro da Cunha, one designee of Lawrence Burstein (one of our former directors), one designee of Big Burger Ltda. and two designees of the Investors. The parties to the 2002 Stockholders’ Agreement also agreed that, with regard to certain matters that may arise at our annual stockholders’ meetings, all of their shares of Common Stock will be voted in accordance with the instructions of a majority of the total shares of Common Stock held by such parties.
     The 2002 Stockholders’ Agreement was terminated on September 29, 2009.

EXECUTIVE COMPENSATION
Description of Executive Compensation
     This section describes the material elements of compensation awarded to, earned by or paid to the individual who served as our principal executive officer and our principal financial officer during fiscal 2010. Mr. Bomeny, our Chief Executive Officer and Chief Financial Officer, is the individual listed in the “2010 Summary Compensation Table” below and is referred to as the “Named Executive Officer.”
     Our executive compensation programs are determined and proposed by our Compensation Committee and are approved by our Board of Directors. The Named Executive Officer is not a member of the Compensation Committee nor did he have any role in determining the compensation of the Named Executive Officer.
Executive Compensation Program Objectives and Overview.
     The Compensation Committee conducts an annual review of our executive compensation programs to ensure that:
•	the program is designed to achieve our goals of promoting financial and operational success by attracting, motivating and facilitating the retention of key employees with outstanding talent and ability; and

•	the program adequately rewards performance which is tied to creating stockholder value.
     Our current executive compensation program is based on two components, which are designed to be consistent with our compensation philosophy: (1) base salary; and (2) annual incentive bonuses.
     In structuring executive compensation packages, the Compensation Committee considers how each component promotes retention and/or motivates performance by the executive. Base salaries, perquisites and personal benefits, and severance and other termination benefits are primarily intended to attract and retain highly qualified executives. We believe that in order to attract and retain top executives, we need to provide them with compensation levels that reward their continued productive service. Annual incentive bonuses are primarily intended to motivate our executive officers to achieve specific strategies and operating objectives, although we believe they also help us to attract and retain top executives. Our long-term equity incentives are primarily intended to align executive officers’ long-term interests with stockholders’ long-term interests, although we believe they also play a role in helping us to attract and retain top executives. Annual bonuses is an element of our executive compensation program that is designed to reward performance and thus the creation of stockholder value.
     We view our current executive compensation program as one in which the individual components combine together to create a total compensation package for each executive officer that we believe achieves our compensation objectives.
     We no longer grant stock options as part of our executive compensation program. We did not grant any stock options during the fiscal year ended December 31, 2010.
Current Executive Compensation Program Elements
     Base Salaries and Bonus
     During 2010, we paid Mr. Bomeny a salary of R$337,500 or approximately $203,313.25. In addition, the Board of Directors awarded Mr. Bomeny a merit-based bonus of approximately $35,078.31 during this time period.

     Compensation Determination and Criteria
     Ricardo Figueiredo Bomeny’s compensation is determined substantially in conformity with the compensation philosophy discussed above and is applicable to all of our executive officers. Performance is measured against predefined financial, operational and strategic objectives.
     In establishing Ricardo Bomeny’s base salary, our Board of Directors took into account both corporate and individual achievements. Mr. Bomeny’s performance objectives included quantitative goals related to increasing revenues and earnings per share. His goals also included significant qualitative objectives such as evaluating expansion and acquisition opportunities and the attainment of specific cost-savings.

2011 SUMMARY COMPENSATION TABLE
     The following table presents certain summary information concerning compensation earned for services rendered in all capacities by the individual who served as Chief Executive Officer whose total annual salary and bonus exceeded $100,000 during the fiscal year ended December 31, 2010 (the “Named Executive Officers”).

Non-Equity
Name and			Stock	Incentive-Plan	All Other
Principal		Salary	Awards	Compensation	Compensation	Total
Position	Year	($)	($)	($)[1]	($)	($)
Ricardo Figueiredo Bomeny (Chief Executive Officer and Chief Financial Officer)	2010	203,313.25	—	$35,078.31	—	$238,391.56
2010 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
     There were no unexercised options and unvested restricted stock outstanding for the Named Executive Officer at December 31, 2010.
Employment Agreements
     We have an employment agreement, renewable each three years at our option, with Ricardo Figueiredo Bomeny our Chief Executive Officer and also a General Manager (“Diretor Superintendente”) of our wholly owned subsidiary BFFC do Brasil Ltda, a holding company that controls all our activities and brands. Mr. Ricardo F. Bomeny is also the General Manager of all the subsidiaries of BFFC do Brasil, namely Venbo Comércio de Alimentos Ltda, CFK Comércio de Alimentos Ltda., Internacional Restaurantes do Brasil S.A., DGS Comércio de Alimentos S.A. and Suprilog Logística Ltda. In 2005, Mr. Bomeny’s agreement was renewed for three years in January 2009. His salary was adjusted to R$28,000 per month or $13,000 per month, plus a cash bonus up to R$168,000 or $76,000 approximately, provided Mr. Bomeny meets certain specific performance objectives. In March 2010, Mr. Bomeny’s salary was adjusted to R$28,350 per month (approximately $17,078). Beginning in March 2011, Mr. Bomeny’s salary was increased to R$30,000 per month (approximately $18,000).
     Our employment agreement with Ricardo Figueiredo Bomeny provided that if we terminate his employment, other than for cause, following a change of control, or he voluntarily terminates such employment within 180 days subsequent to a change of control, we shall have to pay him an amount of money equal to 6 times his monthly salary.
     Change of control is defined as either:
•	the acquisition by a person or group of persons acting in concert of 20% or more beneficial ownership of our Common Stock; or

•	the commencement or announcement of an intention to make a tender or exchange offer for 30% or more beneficial ownership of our Common Stock; or

•	the acquisition by a person or group of persons acting in concert of 10% or more beneficial ownership of our Common Stock, when such person’s ownership interest is deemed by our Board of Directors to have a material adverse impact on our business or prospects; or

[1]	Refers to compensation, such as merit-based bonuses, that are not part of any type of equity incentive plan, awarded to Named Executive Officers.

•	the election or appointment of one or more individuals to our Board of Directors, which election or appointment results in a change in the majority compensation of the Board of Directors from that which existed on the date we entered into our employment agreement with Mr. Bomeny.
     The table below provides information regarding benefits payable to our named executive officer upon the occurrence of his termination other than for cause assuming the specified event occurred on December 31, 2010.
Post-Employment Compensation — Termination

					Non-Equity	Deferred
					Incentive Plan	Compensation	Total Compensation
Name	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Compensation ($)	Payment ($)	Payable ($)
Ricardo Figueiredo Bomeny	$102,468	—	—	—	—	—	$102,468
Director Compensation
     Before 2005, our directors received no cash compensation for attending board meetings other than reimbursement of reasonable expenses incurred in attending such meetings. Until the end of 2004, we used to compensate our directors on an annual basis for their services through grants of options to acquire shares of our Common Stock, exercisable at the prevailing market price of our Common Stock on the respective grant dates, with the next such grants scheduled to be made on the date of the annual meeting. There was no pre-determined number of options annually granted to our directors. The quantity of options to be granted was defined every year by our Compensation Committee, which is composed of certain of our board members.
     In 2005, our directors started to receive cash compensation for attending board meetings. There is no pre-determined amount to be annually paid to our directors. Instead, the sum to be paid is defined every year by our Compensation Committee, which is composed of certain of our board members.
     Our Compensation Committee awarded the Chairman of the Board, Mr. Pisano, $2,400 per month for the first seven months of the fiscal year ended December 31, 2010 and $7,200 per month for the last five months of the fiscal year ended December 31, 2010. The Compensation Committee awarded all other directors $1,800 per month for the first six months of the fiscal year ended December 31, 2010 and $2,400 per month for the last six months of the fiscal year ended December 31, 2010. During the fiscal year ended December 31, 2010 the aggregate amount paid for the all members of the Board was R$ 340,000 (approximately $204,000).

2010 DIRECTOR COMPENSATION

	Fees Earned or
	Paid in Cash	Total
Name	($)	($)
Guillermo Héctor Pisano	52,800	52,800
Alexandre F. Nunes	25,200	25,200
Gilberto Tomazoni	25,200	25,200
Gustavo Alberto Villela Filho	25,200	25,200
Lucio César Montanini	25,200	25,200
Marcos Rocha	25,200	25,200
Marcos Gouvêa de Souza	25,200	25,200
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
     Since January 2009, the company did not enter into any transaction that is required to be disclosed under Item 404(a) of Regulation S-K, except as described above under the title, “Stockholders’ Agreements.”
     Transactions with related parties, including, but not limited to, members of the Board of Directors, are closely monitored by management and are reviewed and approved by our Audit Committee and Board of Directors. In the event a transaction with a member of the Board is contemplated, the Director having a beneficial interest in the transaction is not allowed to participate in the decision-making and approval process. The policies and procedures surrounding the review, approval or ratification of related party transactions are not in writing; nevertheless, such reviews, approvals and ratifications of related party transactions are documented in the minutes of the meetings of the Board of Directors.
AUDIT COMMITTEE REPORT
     Our Audit Committee oversees our financial reporting process on behalf of our Board of Directors. Our management has primary responsibility for the financial statements and reporting process, including our systems of internal controls. The Audit Committee operates under the following principles:
•	The Audit Committee is charged with monitoring the preparation of quarterly and annual financial reports by our management, including discussions with our management and our outside auditors about draft annual financial statements and key accounting and reporting matters;

•	The Audit Committee is responsible for matters concerning our relationship with our outside auditor, including recommending their appointment or removal; reviewing the scope of their audit services and related fees (including the pre-approval of audit and non-audit services provided by our auditor), as well as any other services being provided to us; and determining whether the outside auditors are independent (based in part on the annual letter provided to us pursuant to Independent Standards Board Standard No. 1); and

•	The Audit Committee oversees our management’s implementation of effective systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests.

     The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it.
     In overseeing the preparation of our financial statements, the Audit Committee met with both our management and our outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Our management advised the Audit Committee that all financial statements were prepared in accordance with United States generally accepted accounting principles, and the Audit Committee discussed the statements with both management and outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committee).
     With BDO Trevisan Auditores Independentes, our independent registered public accounting firm (“BDO Trevisan”), the Audit Committee discussed, among other things, matters relating to auditor independence, including the disclosures made to the committee as required by the Independence Standards Board Standard No. 1 (Discussions with Audit Committee).
     On the basis of these reviews and discussions, the Audit Committee recommended to our Board of Directors that it approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and the amendment to the Form 10-K (the Form 10-K/A) for filing with the SEC.
     The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2010 with management and BDO Trevisan.
     In May 2011 BDO do Brasil (BDO RCS Auditores Independentes S/A) announced that the company was acquired by KPMG Auditores Independentes S/A. The Audit Committee is inclined to recommend to the Board of Directors the renewal of the contract for the external audit of BFFC in 2011 with KPMG, the new owners of BDO.
Audit Committee of the Board of Directors
Lucio César Montanini
Guillermo Héctor Pisano
Marcos Rocha
     Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the Audit Committee Report above and the Compensation Committee Report above shall not be incorporated by reference into any such filings.
AUDIT AND RELATED FEES
Independent Auditor Fee Information
     The aggregate fees billed to the Company by our principal audit firm BDO Auditors Independentes (“BDO”), formerly known as BDO Trevisan, for the years ended December 31, 2009 and December 31, 2010 are as follows:
     Audit Fees: The aggregate audit fees for professional services rendered by our outside auditors in connection with their audit of (i) our consolidated annual financial statements included in our annual report on Form 10-K and (ii) reviews of our consolidated quarterly financial statements included in our quarterly reports on Form 10-Q, amounted to approximately $143,870 paid to BDO for the fiscal year ended December 31, 2009. In the fiscal year ended December 2010 the review of the consolidated quarterly financial statements included in forms 10-Q and 10-K amounted to approximately $282,389.

     Audit-Related Fees: There were no fees paid to BDO for audit-related services for the fiscal years ended December 31, 2009 and 2010.
     Tax Fees: There were no fees paid to BDO for tax related services or the preparation of tax returns for the fiscal years ended December 31, 2009 or 2010.
     All Other Fees: We also paid to Mr. Lucio Montanini, for consultant services rendered to the Audit Committee, $45,773 in the fiscal year ended December 31, 2009 and $25,200 in the fiscal year ended December 2010.
     Fees for audit services include fees associated with the annual audit and Form 10-K and the review of our reports on Form 10-Q. Audit fees also include amounts related to BDO Trevisan report on our internal controls in accordance with the Sarbanes-Oxley Act of 2002 and a due diligence in KFC’s four stores in Rio de Janeiro, Brazil accounts. Audit-related fees primarily include accounting consultation related to adoption of new pronouncements and employee benefit plan audits.
Pre-Approval Policies and Procedures
     Our Audit Committee pre-approves all fees to be paid to our independent public accountants in accordance with the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in accordance therewith. All fees described above for the fiscal years ended December 31, 2010 and 2009 were approved by the Audit Committee.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Based solely upon a review of (1) Forms 3 and 4 and amendments to each form furnished to us pursuant to Rule 16a-3(e) under the Securities Exchange Act of 1934, as amended, during our fiscal year ended December 31, 2010, (2) any Forms 5 and amendments to the forms furnished to us with respect to our fiscal year ended December 31, 2010, and (3) any written representations referred to us in subparagraph (b)(1) of Item 405 of Regulation S-K under the Securities Exchange Act of 1934, as amended no person who at any time during the fiscal year ended December 31, 2010 was a director, officer or, to our knowledge, a beneficial owner of more than 10% of our common stock, with the exception of Jose Ricardo B. Bomeny, failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, during the fiscal year ended December 31, 2010. One Form 4 was filed late on Mr. Bomeny’s behalf during the fiscal year ended December 31, 2010.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth certain information as of May 16, 2011 with respect to the beneficial ownership of our Common Stock by: (i) each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; (ii) our Chief Executive Officer; and (iii) each of our directors and nominees to become directors; and all executive officers, directors and nominees as a group. The total number of our shares outstanding as of the Record Date was 8,427,927.

		Percent of Common
	Number of Shares	Stock Beneficially
Name	Beneficially Owned	Owned**
Ricardo F. Bomeny	250,000	2.97%
Guillermo Pisano	8,750	*
Marcos Rocha	1,539	*
Alexandre F. Nunes	0	*
Gustavo Alberto Villela Filho	0	*
Lúcio Cesar Montanini	0	*
Marcos Gouvêa de Souza	0	*
Gilberto Tomazoni	0	*
All executive officers and directors as a group (7 persons)	260,289	3.10%

Romulo B. Fonseca	2,811,533	33.36%
José Ricardo B. Bomeny	1,712,764	20,32%
Mexford Resources	830,000	9.85%

*	Less than 1%

**	Calculated in accordance with Rule 13d-3 under the Exchange Act, and based on 8,427,927 shares issued and outstanding at the close of business on May 16, 2011.
HOUSEHOLDING
     Regulations regarding the delivery of copies of proxy materials and annual reports to stockholders permit us, banks, brokerage firms and other nominees to send one annual report and proxy statement to multiple stockholders who share the same address under certain circumstances. This practice is known as “householding.” Stockholders who hold their shares through a bank, broker or other nominee may have consented to reducing the number of copies of materials delivered to their address. In the event that a stockholder wishes to revoke a “householding” consent previously provided to a bank, broker or other nominee, the stockholder must contact the bank, broker or other nominee, as applicable, to revoke such consent. If a stockholder wishes to receive a separate proxy statement or Annual Report for this year, we will promptly deliver a separate copy to such stockholder that contacts us by mail at Brazil Fast Food Corp., Rua Voluntários da Pátria, 89, 9o. andar — Botafogo, CEP 22.270-010, Rio de Janeiro, Brazil.
     Any stockholders of record sharing an address who now receive multiple copies of our annual reports and proxy statements and who wish to receive only one copy of these materials per household in the future should also contact Investor Relations by mail or telephone as instructed above. Any stockholders sharing an address whose shares of common stock are held by a bank, broker or other nominee who now receive multiple copies of our annual reports and proxy statements, and who wish to receive only one copy of these materials per household, should contact the bank, broker or other nominee to request that only one set of these materials be delivered in the future.
OTHER MATTERS
     You are again invited to attend the annual meeting at which our management will present a review of our progress and operations.

     Management does not intend to present any other items of business and knows of no other matters that will be brought before the annual meeting. However, if any additional matters are properly brought before the annual meeting, the persons named in the enclosed proxy shall vote the proxies in their discretion in the manner they believe to be in the best interest of our company. We have prepared the accompanying form of proxy at the direction of the Board of Directors and provide it to you at the request of the Board of Directors. Your Board of Directors has designated the proxies named therein.
Communications with our Board of Directors
     Any stockholder who wishes to send a communication to our Board of Directors should address the communication either to the Board of Directors or to the individual director c/o Mr. Guillermo Héctor Pisano, Chairman of the Board of Directors, c/o Rua Voluntários da Pátria, 89, 9o. andar - Botafogo, CEP 22.270-010, Rio de Janeiro, Brazil. Mr. Pisano will forward the communication either to all of the directors, if the communication is addressed to the Board of Directors, or to the individual director, if the communication is directed to a director.
     THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2010, INCLUDING FINANCIAL STATEMENTS, AND THE COMPANY’S AMENDMENT TO THE ANNUAL REPORT ON FORM 10-K/A, AS FILED WITH THE COMMISSION, IS BEING MAILED TO STOCKHOLDERS WITH THIS PROXY STATEMENT. A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K AND THE AMENDMENT ON FORM 10-K/A FOR 2010, EXCLUDING EXHIBITS, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE SECRETARY OF THE COMPANY, WHOSE ADDRESS IS RUA VOLUNTARIOS DE PATRIA, 89, 9. ANDAR BOTAFAGO, CEP 22.270-010, RIO DE JANEIRO, BRAZIL.

REVOCABLE PROXY
BRAZIL FAST FOOD CORP.
ANNUAL MEETING OF STOCKHOLDERS
JUNE 30, 2010
9:00 A.M., LOCAL TIME, RIO DE JANEIRO, BRAZIL
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Guillermo Héctor Pisano and Gustavo Alberto Villela Filho, or either of them, to act as proxies, each with the full power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side hereof, all the shares of Common Stock of Brazil Fast Food Corp. (the “Company”) held of record by the undersigned on May 16, 2011 at the Annual Meeting of Stockholders to be held on June 30, 2011, at 9:00 a.m. local time at Rua Voluntários da Pátria, 89, 9o. andar — Botafogo, CEP 22.270-010, Rio de Janeiro, Brazil, or any adjournment or postponement thereof.
This proxy is revocable and will be voted as directed, but if no instructions are specified on an executed proxy that is returned, then this proxy will be voted “FOR” the proposal listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.
PLEASE VOTE, DATE, AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
x Please mark votes as in this example.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED NOMINEES.
1.	The election as directors of all nominees listed (except as marked to the contrary below.)

FOR All Nominees:	WITHHELD As to All Nominees

Guillermo Hector Pisano
Gilberto Tomazoni
Gustavo Alberto Villela Filho
Marcos Rocha
Marcos Gouvêa de Souza
To withhold your vote for any individual nominee, draw a line through that nominee’s name above.
(Continued and to be signed on the other side)
2.	In their discretion, upon transaction of any other business as may properly come before the meeting.

The undersigned acknowledges receipt from Brazil Fast Food Corp. prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement relating to the Annual Meeting.
PLEASE COMPLETE, DATE, SIGN, AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Date , 2011

Mark box at right if you plan to attend the Annual Meeting	Signature of Stockholder

Mark box at right if an address changes has been noted below

Signature of Stockholder
Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.
Indicate any Change of Address:
Comments: